As filed with the Securities and Exchange Commission on May , 2006
                                                          Registration No. 333 -

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            TECHPRECISION CORPORATION
             (Exact name of registrant as specified in its charter)

                  Delaware                                   51-0539828
         (State or other jurisdiction of                     (I.R.S. Employer
         incorporation or organization)                      Identification No.)

         One Bella Drive, Westminster, MA                    01473
         (Address of Principal Executive Offices)            (Zip Code)

                             Stock Grant Agreements
                              (Full Title of Plan)

                             Asher S. Levitsky P.C.
                                Katsky Korins LLP
                                605 Third Avenue
                            New York, New York 10158
                                 (212) 716-3239
                               Fax: (212) 716-3338
 (Name, address and telephone number, including area code, of agent for service)

                                   Copies to:
                  Mr. James G. Reindl, Chief Executive Officer
                            Techprecision Corporation
                                 One Bella Drive
                              Westminster, MA 01473
                                 (978) 874-0591
                               Fax: (978) 874-2748

                         CALCULATION OF REGISTRATION FEE
-------------------------- ------------------------ ----------------------- ------------------------ -----------------------

                                                    Proposed                       Proposed
   Title of securities                              maximum                         maximum
          to be            Amount to be             offering price                 aggregate               Amount of
       registered          registered               per unit(1)                offering price(1)        registration fee
-------------------------- ------------------------ ----------------------- ------------------------ -----------------------

 Common Stock, par value   133,000 shares(2)                $.285                   $37,950                  $4.06
    $.0001 per share
-------------------------- ------------------------ ----------------------- ------------------------ -----------------------

(1) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457 under the Securities Act of 1933, as amended, based on the most recent price at which securities were sold.

(2) Pursuant to Rule 416, there are also being registered such additional shares of common stock as may be required pursuant to the anti-dilution provisions of the plans.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information.

      The documents containing the information specified in this Item 1 will be sent or given to employees who receive stock grants pursuant to the stock grant agreements. In accordance with the rules and regulations of the Securities and Exchange Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2.  Registrant Information and Employee Plan Annual Information.

      The documents containing the information specified in this Item 2 will be sent or given to employees, directors or other participants in the plans as specified by Rule 428(b)(1) under the Securities Act. These documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

                                     PART II

               INFORMATION REQUESTED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Relevance.

      The following documents have been filed by Techprecision Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") and are incorporated herein by reference:

      (1) The Company's Annual Report on Form 10-KSB for the year ended December 31, 2005;
      (2) All other reports filed by the Company pursuant to Section 13(a) and 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2005; and
      (3) The description of the Company's Common Stock contained in Amendment No. 1 to the Company's Registration Statement on Form 10-SB, which was filed with the Commission on September 10, 2001.

      All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15 of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities hereby have been sold or which deregisters securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

      The exhibit index appears on page II-2 of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable

Item 6.  Indemnification of Officers and Directors.

      The Company's certificate of incorporation provide that the liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under Delaware law and provides for indemnification to the extent permitted by Delaware law.

      The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director's duty of loyalty to the corporation or its stockholders; acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; payments of unlawful dividends or unlawful stock repurchases or redemptions, or any transaction from which the director derived an improper personal benefit.

      Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys' fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys' fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, offices or controlling persons of the Company, pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.  Exemption from Registration Claimed.

N.A.

Item 8.  Exhibits

      4.1   Form of Stock Grant Agreement
      5.1   Opinion of Katsky Korins LLP.
      23.1  Consent of Bloom & Co., LLP (Page II-5)
      23.2  Consent of Katsky Korins LLP (contained in Exhibit 5.1 hereto).
      24.1  Power of Attorney (included on the signature page).

Item 9.  Undertakings.

(a)   The undersigned registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution.

2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4. For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      i. Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

      ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

      iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

      iv. Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westminster, Commonwealth of Massachusette on this 4th day of May, 2006.

                            TECHPRECISION CORPORATION


                             By: s/ James G. Reindl
                               ------------------------
                                James G. Reindl, CEO

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes James G. Reindl and Mary Desmond as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

Signature                                             Title                                       Date


s/ James G. Reindl                         Chief Executive Officer                              May 4, 2006
------------------------------------       and Director
James G. Reindl.                           (Principal Executive Officer)

s/Mary Desmond                             Chief Financial Officer                              May 4, 2006
-----------------------                    (Principal Financial and Accounting Officer)
Mary Desmond

s/ Stanley A. Youtt                        Director                                             May 4, 2006
-----------------------------------
Stanley A. Youtt

/s/ Michael Holly                          Director                                             May 4, 2006
---------------------------------------
Michael Holly

s/ Larry Steinbrueck                       Director                                             May 4, 2006
--------------------------------------
Larry Steinbrueck

s/ Louis A. Winoski                        Director                                             May 4, 2006
--------------------------------------
Louis A. Winoski